UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2012 (November 12, 2012)

American Realty Capital Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54688	27-3306391
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Elimination of Asset Management Fees During Offering Period

On November 12, 2012, American Realty Capital Healthcare Trust, Inc. (the “Company”) entered into an Amended and Restated Advisory Agreement (the “A&R Advisory Agreement”) with American Realty Capital Healthcare Operating Partnership, L.P. (the “Operating Partnership”) and American Realty Capital Healthcare Advisors, LLC (the “Advisor”).

Pursuant to the A&R Advisory Agreement, effective October 1, 2012, the following were eliminated: (i) the reduction of the asset management fee to the extent, if any, that the Company’s funds from operations, as adjusted, during the six months ending on the last calendar quarter immediately preceding the date the asset management fee was payable was less than the distributions declared with respect to such six month period and (ii) the payment of asset management fees in cash, shares or restricted stock grants, or any combination thereof to the Advisor.

Instead, the Company expects to issue (subject to periodic approval by the board of directors) to the Advisor performance-based restricted partnership units of the Operating Partnership designated as “Class B units,” which are intended to be profits interests and will vest, and no longer be subject to forfeiture, at such time as: (x) the value of the Operating Partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6% cumulative, pre-tax, non-compounded annual return thereon (the “economic hurdle”); (y) any one of the following occurs: (1) the termination of the A&R Advisory Agreement by an affirmative vote of a majority of the Company's independent directors without cause; (2) a listing; or (3) another liquidity event; and (z) the Advisor is still providing advisory services to the Company (the “performance condition”). Such Class B units will be forfeited immediately if: (a) the A&R Advisory Agreement is A&R Advisory Agreement is terminated by an affirmative vote of a majority of the Company's independent directors without cause before the economic hurdle has been met. When and if approved by the board of directors, the Class B units are expected to be issued to the Advisor quarterly in arrears pursuant to the terms of the A&R Limited Partnership Agreement (as defined below).

The Advisor will receive distributions on unvested Class B units equal to the distribution rate received on the Company's common stock No Class B units have been approved by the board of directors or issued as of September 30, 2012 or through the date of the filing of this Current Report on Form 8-K.

In connection with the changes as described above, the Operating Partnership has entered into an Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of November 12, 2012 (the “A&R Limited Partnership Agreement”).

Copies of the A&R Limited Partnership Agreement and the A&R Advisory Agreement were attached as Exhibits 4.1 and Exhibit 10.2, respectively, to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2012 and are incorporated herein by reference. The foregoing summary descriptions of the A&R Limited Partnership Agreement and the A&R Advisory Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the A&R Limited Partnership Agreement and the A&R Advisory Agreement, respectively.

Item 2.02    Results of Operations and Financial Condition.

On November 13, 2012, the Company issued a press release discussing its financial results for the third quarter ended September 30, 2012. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section. The information in this Item 2.02, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: November 13, 2012	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors